UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2019

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement.  On February 21, 2019, Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank, a wholly-owned subsidiary of the Company (the “Bank”), entered into an Employment Agreement (the “Employment Agreement”) with Richard M. Marotta, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  The Employment Agreement supersedes the three-year executive change in control agreement that the Company, Bank and Mr. Marotta entered into as of April 21, 2016.

The employment agreement provides that Mr. Marotta will continue to serve as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank for a term of three years.  Commencing as of April 1, 2020, and on each subsequent April 1 thereafter, the compensation committees of the board of directors may renew the agreement for an additional year so that the remaining term will again become three years.  The agreement provides that Mr. Marotta will continue to receive an annual base salary of $675,000, and the base salary may be increased.   In addition to base salary, the agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.

The Bank may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment.  Certain events resulting in the executive’s termination of employment entitle him to severance benefits.  In the event of the executive’s involuntary termination of employment or in the event of a voluntary termination for “good reason” (as defined in the agreement), then the executive would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and the cash incentive which the executive would have earned during the remaining unexpired term of the agreement.  In addition, he and his dependents would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a “change in control” (as defined in the agreement) of the Company or Bank followed within twenty-four months by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, he would become entitled to a severance payment in the form of a cash lump sum equal to three times his base salary and cash incentive.  In addition, he would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

Upon termination of the executive’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following his termination of employment.  The agreement also includes provisions protecting the Company’s and Bank’s confidential business information.

Amended SERP.  On February 21, 2019, the Bank entered into an Amended and Restated Supplemental Executive Retirement Agreement (the “Amended SERP”) with Mr. Marotta.  The Amended SERP replaces and supersedes the supplemental executive retirement agreement previously entered into with the executive and the Bank (the “Prior Agreement”).  The terms of the Amended SERP are generally consistent with the Prior Agreement, except that (i) the annual credit increased from $100,000 to $350,000 commencing January 1, 2019; and (ii) the date of the annual crediting changed from July 1 to January 1.

SERP.  On February 21, 2019, the Bank entered into a Supplemental Executive Retirement Agreement (the “SERP”) with Sean A. Gray, Senior Executive Vice President of the Company and President of the Bank.  The SERP contains substantially identical terms as the Amended SERP entered into with Mr. Marotta, except that (i) the annual credit is $100,000 (for up to 10 years and a maximum contribution of $1.0 million); and (ii) the vesting schedule is 20% per year and the executive will be 100% vested on January 1, 2024.  Under the terms of the SERP, Mr. Gray is entitled to the value of the vested account balance upon his termination of employment or death. The Bank will credit the account balance with $100,000 commencing on January 1, 2019 and on each January 1st through 2028, provided that the executive is employed with the Bank on the date of such contribution. The Bank will make a final contribution as of January 1, 2028 for a total potential contribution of $1.0 million. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to the executive or his beneficiary, as applicable. In the event the executive’s employment is terminated within two years following a change in control (as defined in the agreement), an amount equal to $1.0 million will be paid to the executive in a single payment.

The foregoing descriptions of the Employment Agreement, Amended SERP and SERP do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, Amended SERP and SERP attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

10.1	Employment Agreement between Berkshire Hills Bancorp, Inc., Berkshire Bank and Richard M. Marotta dated February 21, 2019

10.2	Berkshire Bank Amended and Restated Supplemental Executive Retirement Agreement entered into with Richard M. Marotta

10.3	Berkshire Bank Supplemental Executive Retirement Agreement entered into with Sean A. Gray

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: February 22, 2019	By:	/s/ Linda A. Johnston
Linda A. Johnston Senior Executive Vice President, Chief Human Resources Officer